                                                                      EXHIBIT 11

                       SUN TELEVISION AND APPLIANCES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE

         For the quarters ended November 30, 1996 and November 25, 1995
                     (In thousands except per share amounts)

                                                               For the
                                                           Quarters Ended
                                                           --------------

                                                     Nov. 30,           Nov. 25,
                                                      1996               1995
                                                      ----               ----
Net (loss) income                                     $ (4,068)       $  1,367
                                                      ========        ========

Common shares outstanding:

    Weighted average                                    17,419          17,282
    Dilutive effect of stock options                        46             111
                                                      --------        --------

    Weighted average shares used to  calculate
       primary earnings per share                       17,465          17,393

    Add net additional dilutive effect of stock
       options using period-end market price                --              --
                                                      --------        --------

    Weighted average shares used to calculate
       fully diluted earnings per share                 17,465          17,393
                                                      ========        ========

Net (loss) income per share

    Assuming primary dilution                         $   (.23)       $    .08
                                                      ========        ========

    Assuming full dilution                            $   (.23)       $    .08
                                                      ========        ========

                                                                      EXHIBIT 11

                       SUN TELEVISION AND APPLIANCES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                 For the nine months ended November 30, 1996 and
                                November 25, 1995
                     (In thousands except per share amounts)

                                                            For the
                                                          Nine Months Ended
                                                          -----------------

                                                        Nov. 30,        Nov.  25,
                                                         1996             1995
                                                         ----             ----
Net (loss) income                                     $(11,218)       $  3,833
                                                      ========        ========

Common shares outstanding:

    Weighted average                                    17,396          17,279
    Dilutive effect of stock options                        55             160
                                                      --------        --------

    Weighted average shares used to  calculate
       primary earnings per share                       17,451          17,439

    Add net additional dilutive effect of stock
       options using period-end market price                --              --
                                                      --------        --------

    Weighted average shares used to calculate
        fully diluted earnings per share                17,451          17,439
                                                      ========        ========

Net (loss) income per share

    Assuming primary dilution                         $   (.64)       $    .22
                                                      ========        ========

    Assuming full dilution                            $   (.64)       $    .22
                                                      ========        ========